Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350, each of the undersigned certifies that this quarterly report on Form 10-Q for the period ended October 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of LTX-Credence Corporation and its wholly owned subsidiaries.

/s/ DAVID G. TACELLI
David G. Tacelli
Chief Executive Officer and President

Dated: December 10, 2009

/s/ MARK J. GALLENBERGER
Mark J. Gallenberger
Vice President and Chief Financial Officer and Treasurer

Dated: December 10, 2009